EXHIBIT 23.3

DAVIS POLK & WARDWELL
450 LEXINGTON AVENUE NEW YORK, N.Y. 10017 212 450 4000 FAX 212 450 3800	Menlo Park Washington, D.C. London Paris Frankfurt Madrid Tokyo Beijing Hong Kong

June 15, 2007

Lloyds TSB Group plc
25 Gresham Street
London EC2V 7HN
England

Ladies and Gentlemen:

We are acting as special United States counsel to Lloyds TSB Group plc (the “Company”) in connection with the registration statement on Form F-3 (the “Registration Statement”) filed with the United States Securities and Exchange Commission on the date hereof by the Company for the purpose of registering under the United States Securities Act of 1933, as amended (the “Act”) the Company’s dollar preference shares.

We hereby consent to the use of our name under the caption “Legal Opinions” in the Prospectus forming a part of the Registration Statement and to the filing, as an exhibit to the Registration Statement, of this consent.  In addition, we consent to the incorporation by reference of this consent into a registration statement filed pursuant to Rule 462(b) under the Act.

Very truly yours,

/s/ Davis, Polk & Wardwell